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                                                                   EXHIBIT 99.2


                                 FDX CORPORATION
                             STRATEGIC RESTRUCTURING
                                JANUARY 19, 2000


Q1. WHAT ARE THE CHANGES BEING ANNOUNCED FOR THE FDX FAMILY OF COMPANIES ON JANUARY 19, 2000?

These changes were announced January 19:

- The name of the FDX holding company is changing effective January 19, 2000. The names of the affected subsidiary companies are changing effective February 7, 2000. These name changes will unite the companies under the FedEx brand name.

-    FDX Corporation - the holding company - will be re-named FedEx Corporation.

- Federal Express Corporation will not change its name, but will slightly modify its logo to be descriptive of the express services the company provides. Federal Express Corporation will be commonly referred to as FedEx Express.

- RPS, Inc. will be re-named FedEx Ground Package System, Inc. (referred to as FedEx Ground).

- Roberts Express, Inc. will be re-named FedEx Custom Critical, Inc. (referred to as FedEx Custom Critical).

- FDX Logistics will be re-named FedEx Global Logistics, Inc. (referred to as FedEx Logistics). Its FDX Supply Chain Services, Inc. subsidiary will be re-named FedEx Supply Chain Services, Inc. and its Caribbean Transportation Services, Inc. subsidiary will keep its name.

Because Viking Freight, Inc. is an established regional brand, and already the leading less-than-truckload carrier in the western United States, we will not change the Viking name as part of this branding effort.

- A new, separate subsidiary called FedEx Corporate Services, Inc., will be formed in June, 2000 by combining the Marketing and Sales groups currently at FDX, Federal Express and RPS. The new subsidiary will also include the Information Technology groups from FDX, Federal Express and RPS who are currently responsible for customer-related systems (the information technology groups currently responsible for operations-related technology will

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     remain with Federal Express and RPS). The new FedEx Corporate Services
     subsidiary will also include the Electronic Commerce groups currently at FDX and Federal Express. This subsidiary will integrate our marketing, sales and electronic commerce activities to provide our customers with a single point of access to our services. We're making it easier and more convenient for customers to do business with us.

- The customer service and invoicing functions now at RPS will become combined with those same functions at FedEx Express in June, 2000. This is being done to provide customers who use the services of both subsidiaries with one point of contact for these functions.

- The sales and marketing and customer service and invoicing functions at Roberts Express and FDX Logistics will not move to FedEx Corporate Services. The business of Roberts Express and FDX Logistics is different from that of Federal Express and RPS in terms of how their services are sold and supported - requiring that these functions remain at Roberts Express and FDX Logistics.

- RPS announced the implementation of a new service called FedEx Home Delivery. With this new service, we will provide a guaranteed, low-cost solution to the rapidly increasing number of businesses who ship large volumes to residential customers. These customers, in general, want more economical home delivery options. FedEx Home Delivery will be launched in many major U.S. markets in March, 2000.

Q2.  WHY ARE THE NAMES OF SOME OF THE SUBSIDIARIES CHANGING?

FedEx is one of the most trusted and respected brands in the world, and the FedEx brand name is a powerful sales and marketing tool. While RPS and Roberts Express have established excellent reputations in their market segments, bringing them under the FedEx brand umbrella should only accelerate their prospects for growth. For example, research indicates that many customers are not as familiar with the service reliability levels at RPS as they are with FedEx's reputation for reliability. We believe that branding those RPS services with the FedEx name will increase customer awareness for RPS and generate additional business.

FDX Logistics is changing its name to FedEx Global Logistics to communicate the fact that the company will provide logistics service to customers all over the world. Viking is not changing its name. As the leading less-than-truckload carrier in the western U.S., the Viking name is very well known and well respected in that regional market. For that reason, it did not make sense to change the name as part of the new FedEx branding strategy.

Q3.  WHAT WILL BE THE ROLE OF EACH SUBSIDIARY IN THE NEW STRUCTURE?

- FedEx Corporation (currently FDX) - the holding company will provide overall strategic direction to the subsidiary companies.


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-    FedEx Corporate Services (a new subsidiary) - will sell and market a broad range of services offered by the subsidiary companies, and provide customer-facing technology and electronic commerce solutions that meet customer needs.

- FedEx Express (currently FedEx) - will provide worldwide express transportation services (mostly 1 & 2 day) as FedEx does today. It will also provide customer service and invoicing functions to other subsidiaries on a contract basis.

- FedEx Ground (currently RPS) - will provide business-to-business ground transportation for small packages in the U.S., Canada, Puerto Rico and Mexico as it does today. FedEx Ground will also provide guaranteed, low-cost residential deliveries (beginning March, 2000) to many major U.S. markets serving through the new FedEx Home Delivery service.

- FedEx Custom Critical (currently Roberts Express) - will provide customized, expedited delivery for critical shipments in the U.S., Canada and Europe, just as they do today.

- FedEx Global Logistics (currently FDX Logistics) - will continue to provide contract logistics services, as well as supply chain management and consulting services to customers all over the world.

- Viking Freight (no name change) - will continue to provide the leading-less-than-truckload trucking service in the western U.S., just as it does today.

Q4.  WHY ARE WE FORMING A NEW SUBSIDIARY?

By forming a new subsidiary responsible for sales, marketing, electronic commerce and customer information systems, we can fully integrate those vital activities to make things more convenient and consistent for our customers. We can speak to the customer with one voice, and provide them with a single access point to our services while allowing the operating companies to continue to operate separately and independently.

Q5. WILL OUR SERVICE OFFERINGS CHANGE AS A RESULT OF THESE MOVES?

Over the next several months we will revise some of our service offerings to ensure that we meet the full range of customer needs and to reduce significant overlaps between subsidiaries. Included in the changes will be a transition of RPS 2 and 3 Day services to FedEx 2 Day and FedEx Express Saver by June 1, 2000.

Q6. DOES THIS MEAN WE WILL BE COMBINING THE OPERATIONS OF THE DIFFERENT
    SUBSIDIARIES?

No. WE WILL OPERATE INDEPENDENTLY, BUT COMPETE COLLECTIVELY.

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Q7. WHY ARE WE KEEPING THE OPERATIONS OF THE VARIOUS SUBSIDIARIES SEPARATE?

Each subsidiary serves a separate and distinct segment of the market. Everything about the companies - the operations, the cost structure, the policies and the culture - has been designed to serve the unique customer needs of a particular market segment successfully. Each of the companies is a service leader for its market segment. We believe combining the operations would lower the superior service levels we are now able to provide, and that is something we must avoid. At the same time, while we operate separately, we will compete collectively by combining the functions that are related to customer communication and information. That's where our customers want a single, consistent, convenient point of access.

Q8. HOW WILL THESE CHANGES AFFECT OUR OVERALL COMPETITIVE SITUATION?

When Federal Express united with Caliber System two years ago, we told customers that we would provide them with a single, convenient point of access to a complete set of services to meet all of their transportation and supply chain management needs. These moves are the next logical steps in this evolutionary process.

In the United States, one of the primary tactics used by the company's competitors is to bundle their ground and express services at one packaged price. Since many of our customers use both ground and express services, this tactic can often be effective. Integrating the marketing and sales teams from FedEx Express and FedEx Ground positions us to respond more quickly and effectively to this tactic. As much as possible, our customers want one single point of access to our services. These changes are simply responding to these customer preferences and should strengthen our competitive position in the marketplace.

Q9. WHAT WILL BE THE IMPACT OF THE NEW FEDEX BRANDING STRATEGY ON EARNINGS
    FOR THE CURRENT FISCAL YEAR AND FISCAL YEAR 2001?

The January 13 First Call consensus EPS estimates for 3Q'00, 4Q'00, FY'00 and FY'01 are $0.34, $0.79, $2.22 and $2.54, respectively. The Company believes the assumptions leading to these estimates are reasonable. For FY'00, the Company has not given up on its minimum goal of 10% growth in EPS year-to-year. Its reported earnings in fiscal year 1999 were $2.10 per share.

Q10. DOES THE COMPANY EXPECT PACKAGE VOLUME AND REVENUE GROWTH AS A RESULT OF
     THE NEW FEDEX BRANDING STRATEGY?

Yes. We believe the strategy will allow us to use the power of the FedEx brand name, provide greater convenience to our customers and integrate our sales and marketing efforts more effectively. As a result, we expect package volume growth to accelerate from current levels. Our current fiscal year 2001 forecast anticipates increased revenue of approximately $400 million over baseline growth rates. By the fourth quarter of fiscal year 2001, we believe that this incremental revenue growth should reach an annualized increase of approximately $700 million.

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Q11. WILL COMPANY LOGOS OR VEHICLES OR UNIFORMS CHANGE?

Yes, in the coming months, logos, vehicle paint schemes and uniforms will change for RPS, Roberts Express and FDX Logistics. We have developed new logos and color schemes to represent FedEx Ground, FedEx Custom Critical and FedEx Global Logistics. FedEx Ground (including FedEx Home Delivery) will have a new purple and green logo. The new logo will replace the logo currently on RPS trucks, vans and uniforms. FedEx Custom Critical will have a new purple and teal-blue logo. The new logo will replace the logo currently on Roberts Express trucks and uniforms. FedEx Global Logistics will have a new purple and magenta logo. The new logo applies to all Logistics' services, including those provided by FedEx Supply Chain Services, Inc. and Caribbean Transportation Services, Inc. (whose name will not change). It is extremely important that our employees, contractors and our vehicles communicate the brand attributes that we're most known for in the marketplace - speed and reliability.

For Federal Express, the logo will change, leaving only the word "Express" in the second line. This change will make our logo more descriptive of the express service the company provides. Aircraft and vehicles will NOT be immediately repainted with the modified logo, but we will make the changeover very gradually as new paint jobs are routinely scheduled.

Q12. WILL OUR STOCK CONTINUE TO BE TRADED UNDER THE NYSE SYMBOL FDX?

Yes, FDX will continue to be the New York Stock Exchange symbol for our stock.

Q13. WILL THESE CHANGES AFFECT FEDERAL EXPRESS' INTERNATIONAL REGIONS?

These changes will not change the organizational structure of Federal Express' international regions. The sales and marketing organizations in Federal Express' international regions will continue to report primarily to the region with a dual line reporting relationship to FedEx Corporate Services. Overall, however, our improved ability to sell express and ground services in combination in the U.S. should be a powerful tool to generate additional business from multi-national companies.

Q14. WILL CUSTOMERS BE ABLE TO CALL 1-800-GO-FEDEX FOR SERVICES FROM ALL OF
     THE SUBSIDIARIES?

1-800-Go-FEDEX will be the customer service number for FedEx Express, FedEx Ground and FedEx Home Delivery. The customer service representatives at this number will be trained in the services provided by FedEx Custom Critical and FedEx Global Logistics so that calls may be transferred as appropriate. Customers will also be able to call the existing 800 numbers for each of the subsidiaries until those numbers can be retired over time.

Q15. WILL WE SEE ANY NEW ADVERTISING AS A RESULT OF THESE CHANGES?

Yes. We plan to use advertising at the appropriate time to help make the benefits of these changes apparent to customers. Of course, the best advertising is the words and actions of our

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customer contact employees and contractors. We will provide our customer contact employees and contractors with information to pass along to customers.

Q16. WILL THIS CHANGE THE WAY WE SELL OUR SERVICES?

Yes. Once our FDX, Federal Express and RPS sales forces are combined at FedEx Corporate Services, they will sell the broad range of services provided by those companies. We have been selling the combined services of the subsidiaries ever since Federal Express united with Caliber System two years ago, but it's often been a slower, more cumbersome process than we needed. The full integration of the sales forces should make it much easier, much quicker to coordinate our sales activities and offer all of those services as a total, competitively priced package of solutions.

Q17. WILL FEDERAL EXPRESS BEGIN USING "OWNER-OPERATORS" SINCE RPS AND
     ROBERTS EXPRESS USES THEM?

No. The owner-operator concept works well at RPS and Roberts Express, and they will continue to use it. There are no plans to implement this concept at Federal Express.

Q18. WHY ANNOUNCE THESE CHANGES NOW IF MOST OF THEM ARE SCHEDULED FOR JUNE 1?

The strategic re-positioning is an evolutionary process, and we needed to announce the changes now in order to begin working with employees and customers over the next several months to ensure a smooth transition to our new structure. We have a lot of systems work to do to prepare for the implementation of these changes in June.